Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-217256) of Cision Ltd. of our report dated April 11, 2017 relating to the financial statements of Canyon Holdings S.à r.l., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” and “Summary Consolidated Financial and Other Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

July 14, 2017